Exhibit 77(C):


Cohen & Steers Global Realty Shares, Inc.
shareholders voted on the following proposals at the annual meeting held on December 17, 2015. The description of each proposal and number of shares voted are as follows:

Common Shares


Shares Voted
For

Authority
Withheld
Proposal 1. To elect Directors:




Michael Clark

5,365,093.409

112,963.729
Bonnie Cohen

5,361,862.747

116,194.391
George Grossman

5,364,126.962

113,930.176
Joseph Harvey

5,362,955.332

115,101.806
Dean Junkans

5,365,093.409

112,963.729
Richard E. Kroon

5,360,036.436

118,020.702
Gerald J. Maginnis

5,365,016.172

113,040.966
Jane Magpiong

5,366,380.389

111,676.749
Richard J. Norman

5,360,172.516

117,884.622
Frank K. Ross

5,360,136.501

117,920.637
Robert H. Steers

5,364,985.401

113,071.737
C. Edward Ward, Jr.

5,361,050.241

117,006.897

Common Shares








Shares Voted
For

Shares Voted
Against
Shares
Abstained
Broker Non-
Vote
Proposal 2. To approve a change
of classification of CSS to a "Non-
Diversified" fund, as such term is
defined in the Investment
Company Act of 1940, as
amended.

3,828,060.064

48,324.562
67,211.139
1,534,461.373